Exhibit 24(b)8(q)

PARTICIPATION AGREEMENT

AMONG

THRIVENT FINANCIAL FOR LUTHERANS,

MFS VARIABLE INSURANCE TRUST,

MFS VARIABLE INSURANCE TRUST II,

MFS VARIABLE INSURANCE TRUST III,

AND

MFS FUND DISTRIBUTORS, INC.

THIS AGREEMENT, made and entered into this 6 day of June 2017, by and among MFS VARIABLE INSURANCE TRUST, a Massachusetts business trust (“Trust I”); MFS VARIABLE INSURANCE TRUST II, a Massachusetts business trust (“Trust II”); MFS VARIABLE INSURANCE TRUST III, a Delaware statutory trust (“Trust III”) (Trust I, Trust II and Trust III each referred to, individually, as the “Trust” and, collectively, as the “Trusts”); MFS Fund Distributors, Inc., a Delaware corporation (“MFD”); and Thrivent Financial for Lutherans, a Wisconsin corporation (the “Company”) on its own behalf and on behalf of each of the segregated asset accounts of the Company set forth in Schedule A hereto, as may be amended from time to time (the “Accounts”).

WHEREAS, each Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and its shares are registered or will be registered under the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, shares of beneficial interest of each Trust are divided into several series of shares, each representing the interests in a particular managed pool of securities and other assets;

WHEREAS, certain series of shares of each Trust are divided into two separate share classes, an Initial Class and a Service Class, and each Trust on behalf of the Service Class has adopted a Rule 12b-1 plan under the 1940 Act pursuant to which the Service Class pays a distribution fee;

WHEREAS, the series of shares of each Trust (each, a “Portfolio,” and, collectively, the “Portfolios”) and the classes of shares of those Portfolios (the “Shares”) offered by each Trust to the Company and the Accounts are set forth on Schedule A attached hereto;

WHEREAS, MFD is registered as a broker-dealer with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (hereinafter the “1934 Act”), and is a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”);

WHEREAS, the Company will issue certain variable annuity and/or variable life insurance contracts (individually, the “Policy” or, collectively, the “Policies”) which, if required by applicable law, will be registered under the 1933 Act;

WHEREAS, the Accounts are duly organized, validly existing segregated asset accounts, established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to the aforesaid variable annuity and/or variable life insurance contracts that are allocated to the Accounts (the Policies and the Accounts covered by this Agreement, and each corresponding Portfolio covered by this Agreement in which the Accounts invest, is specified in Schedule A attached hereto as may be modified from time to time);

WHEREAS, the Company has registered or will register the Accounts as unit investment trusts under the 1940 Act (unless exempt therefrom);

WHEREAS, Massachusetts Financial Services Company (“MFS”) is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities law, and is the Trusts’ investment adviser;

WHEREAS, Thrivent Investment Management Inc., the underwriter for the Policies, is registered as a broker-dealer with the SEC under the 1934 Act and is a member in good standing of FINRA; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase the Shares of the Portfolios as specified in Schedule A attached hereto on behalf of the Accounts to fund the Policies, and the Trusts intend to sell such Shares to the Accounts at net asset value; and

NOW, THEREFORE, in consideration of their mutual promises, each Trust, MFD, and the Company agree as follows:

ARTICLE I. SALE OF TRUST SHARES

1.1.         Each Trust agrees to sell to the Company those Shares which the Accounts order (based on orders placed by Policy holders prior to the pricing time set forth in the applicable Portfolio’s prospectus, e.g., the close of regular trading on the New York Stock Exchange, Inc. (the “NYSE”) on that Business Day (as defined below) and which are available for purchase by such Accounts, executing such orders on a daily basis at the net asset value next computed after receipt by such Trust or its designee of the order for the Shares. For purposes of this Section 1.1, the Company shall be the designee of each Trust for receipt of such orders from Policy holders and receipt by such designee shall constitute receipt by each Trust; provided that such Trust receives notice of such orders by 10:00 a.m. New York time on the next following Business Day or such later time as permitted by Section 1.9 hereof. “Business Day” shall mean any day on which the NYSE is open for trading and on which such Trust calculates its net asset value pursuant to the rules of the SEC. The Company will ensure that orders for transactions in Shares by Policy holders comply with each Portfolio’s prospectus (including statement of additional information) restrictions with respect to purchases, redemptions and exchanges, it being understood that such documents are not inconsistent with the terms of this Agreement. The Company will not engage in, authorize or facilitate market timing or late trading in Shares and has implemented controls designed to identify and prevent market timing and late trading in Shares by Policy holders.

1.2.         Each Trust agrees to make the Shares available indefinitely for purchase at the applicable net asset value per share by the Company and the Accounts on those days on which the Trust calculates its net asset value pursuant to rules of the SEC and each Trust shall calculate such net asset value on each day which the NYSE is open for trading. Notwithstanding the foregoing, the Board of Trustees of the relevant Trust (the “Board”) may refuse to sell any Shares to the Company and the Accounts, or suspend or terminate the offering of the Shares if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interest of the beneficial owners of such Portfolio (“Shareholders”).

1.3.         Each Trust and MFD agree that the Shares will be sold only to insurance companies that have entered into participation agreements with the relevant Trust and its affiliate(s) (the “Participating Insurance Companies”) and their separate accounts, qualified pension and retirement plans, and any other person or plan permitted to hold shares of such Trust pursuant to Treasury Regulation 1.817-5 without impairing the ability of the Company, on behalf of its separate accounts, to consider the Shares as constituting investments of the separate accounts for the purpose of satisfying the diversification requirements of Section 817(h). Each Trust and MFD will not sell such Trust shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles II, III, VI and VII of this Agreement is in effect to govern such sales. The Company will not resell the Shares except to such Trust or its agents.

1.4.         Each Trust agrees to redeem for cash, on the Company’s request, any full or fractional Shares held by the Accounts (based on orders placed by Policy holders prior to the close of regular trading on the NYSE on that Business Day), executing such requests on a daily basis at the net asset value next computed after receipt by such Trust or its designee of the request for redemption. For purposes of this Section 1.4, the Company shall be the designee of such Trust for receipt of requests for redemption from Policy holders and receipt by such designee shall constitute receipt by such Trust; provided that such Trust receives notice of such request for redemption by 10:00 a.m. Eastern Time on the next following Business Day, or such later time as permitted by Section 1.9 hereof.

1.5.         Each purchase, redemption and exchange order placed by the Company shall be placed separately for each Portfolio and shall not be netted with respect to any Portfolio. However, with respect to payment of the purchase price by the Company and of redemption proceeds by the Trusts, the Company and the relevant Trust shall net purchase and redemption orders with respect to each Portfolio and shall transmit one net payment for all of the Portfolios in accordance with Section 1.6 hereof.

1.6.         In the event of net purchases, the Company shall pay for the Shares by close of business (5:00 p.m.). New York time on the next Business Day after an order to purchase the Shares is made in accordance with the provisions of Section 1.1 hereof. Upon receipt by the Trust of the payment, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Trust. In the event of net redemptions, each Trust shall pay the redemption proceeds by close of business (5:00 p.m.) New York time on the next Business Day after an order to redeem the shares is made in accordance with the provisions of Section 1.4. hereof. All such payments shall be in federal funds transmitted by wire. Upon receipt by the Company of the payment, such funds shall cease to be the responsibility of the Trust and shall become the responsibility of the Company.

1.7.         All purchases, redemptions, and exchanges of Shares for the Accounts shall occur via the NSCC Fund/SERV system and shall be governed by and subject to the terms of the Fund/SERV and Networking Supplement to Participation Agreement by and among the Company, each Trust, and MFD or its affiliate, dated June 6, 2017.

1.7.         Issuance and transfer of the Shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. The Shares ordered from each Trust will be recorded in a manner reflecting appropriate ownership for the Accounts or the appropriate subaccounts of the Accounts.

1.8.         Each Trust shall furnish same-day notice (by wire or telephone followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Shares. The Company hereby elects to receive all such dividends and distributions as are payable on a Portfolio’s Shares in additional Shares of that Portfolio, purchased at the ex-dividend date net asset value. The Company reserves the right to revoke this election and to receive all such dividends and distributions in cash. Each Trust shall notify the Company of the number of Shares so issued as payment of such dividends and distributions.

1.9.         Each Trust or its custodian shall make the net asset value per share for each Portfolio available to the Company, via electronic means, on each Business Day as soon as reasonably practicable after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m. New York time. In the event that such Trust is unable to meet the 6:30 p.m. deadline stated herein, it shall work in good faith to provide additional time for the Company to place orders for the purchase and redemption of Shares. If such Trust provides materially incorrect share net asset value information (as determined under SEC guidelines), such Trust shall make an adjustment to the number of shares purchased or redeemed for the Accounts to reflect the correct net asset value per share and such Trust or MFD shall bear the cost of adjusting the error. Any material error in the calculation or reporting of net asset value per share, dividend or capital gains information shall be reported promptly upon discovery to the Company.

1.10         Each party or its designee shall maintain and preserve all records as required by law to be maintained and preserved in connection with providing the services hereunder and in making Shares available to the Policy holders.

ARTICLE II. CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1.         The Company represents and warrants that the interests under the Policies are or will be registered under the 1933 Act or are exempt from or not subject to registration thereunder, and that the Policies will be issued, sold, and distributed in compliance in all material respects with all applicable state and federal laws, including without limitation the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the 1940 Act. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account as a segregated asset account under applicable law and has registered or, prior to any issuance or sale of the Policies, will register the Accounts as unit investment trusts in accordance with the provisions of the 1940 Act (unless exempt therefrom) to serve as segregated investment accounts for the Policies, and that it will maintain such registration for so long as any Policies are outstanding, as applicable. The Company shall amend the registration statements under the 1933 Act for the Policies and the registration statements under the 1940 Act for the Accounts from time to time as required in order to effect the continuous offering of the Policies or as may otherwise be required by applicable law. The Company shall register and qualify the Policies for sales in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company.

2.2.         The Company represents and warrants that the Policies are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), that it will make every reasonable effort to maintain such treatment and that it will notify the Trusts or MFD immediately upon having a reasonable basis for believing that the Policies have ceased to be so treated or that they might not be so treated in the future; provided, however, that the Company makes no representation or undertaking regarding any Contract to the extent such representation or undertaking is dependent on compliance by any investment vehicle in which the Company or an Account may invest with the requirements of Subchapter M or Section 817(h) of the Code, the regulations thereunder, or any successor provision, unless it has actual knowledge of a failure of such investment vehicle to comply with such requirements that causes the Policies to lose the aforementioned treatment under the Code.

2.3.         The Company represents and warrants that the underwriter for the individual variable annuity and the variable life policies is a member in good standing of FINRA and is a registered broker-dealer with the SEC. The Company represents and warrants that the Company and its underwriter will sell and distribute such policies in accordance in all material respects with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

2.4.         Each Trust and MFD severally represents and warrants that the Shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of The Commonwealth of Massachusetts and all applicable federal and state securities laws and that such Trust is and shall remain registered under the 1940 Act. Each Trust shall amend the registration statement for its Shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Shares. Each Trust shall register and qualify the Shares for sale in accordance with the laws of the various states only if and to the extent deemed necessary by such Trust.

2.5.         MFD represents and warrants that it is a member in good standing of FINRA and is registered as a broker-dealer with the SEC. Each Trust and MFD severally represents that such Trust and MFD will sell and distribute the Shares in accordance in all material respects with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

2.6.         Each Trust represents that it is lawfully organized and validly existing in its jurisdiction of organization and that it does and will comply in all material respects with the 1940 Act and any applicable regulations thereunder. Each Trust represents and warrants for itself, and MFD represents and warrants on behalf of MFS, that the Trusts’ operations, and that of each Portfolio, does and will comply with applicable federal and state law. The Trusts and MFD, on behalf of MFS, represent that each Trust will use its best efforts to comply with the laws of its state of domicile applicable to it. The Trust makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses, and investment policies) complies with the insurance laws or regulations of any state. The Company represents that it will use its best efforts to notify the Trust of any restrictions imposed by state insurance laws that may become applicable to the Trust as a result of the Accounts’ investments therein. The Trust and MFD agree that they will, upon reasonable request, furnish to the Company the information required by state insurance laws to assist the Company in obtaining the authority needed to issue the Contracts in various states.

2.7.         MFD represents and warrants that it is and shall remain duly registered under all applicable federal securities laws and that it shall perform its obligations for the Trusts in compliance in all material respects with any applicable federal securities laws and with the securities laws of The Commonwealth of Massachusetts. MFD represents and warrants that MFS is not subject to state securities laws other than the securities laws of The Commonwealth of Massachusetts and is exempt from registration as an investment adviser under the securities laws of The Commonwealth of Massachusetts.

2.8.         MFD represents and warrants that it and MFS are lawfully organized and validly existing under the laws of their state of organization; MFD is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and that MFS is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and that they will remain duly registered under all applicable federal and state securities laws and the rules of any self-regulatory organization of which they are a member.

2.9.         No less frequently than annually, the Company shall submit to each Board such reports, material or data as such Board may reasonably request so that it may carry out fully the obligations imposed upon it by the conditions contained in the exemptive application pursuant to which the SEC has granted exemptive relief to permit mixed and shared funding of insurance company separate accounts (the “Mixed and Shared Funding Exemptive Order”).

2.10.         The Company acknowledges that, with respect to the Initial Class Shares of a Portfolio, it may receive payments from MFD for administrative services performed in connection with the Company’s investment in the Trusts pursuant to the Letter Agreement dated June 6, 2017.

2.11.         The Trust and MFD, on behalf of MFS, represent and warrant that all of their trustees, directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimum coverage required currently by Rule 17g-1 under the 1940 Act or other applicable laws or regulations as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

ARTICLE III. PROSPECTUS AND PROXY STATEMENTS; VOTING

3.1.         At least annually (or in the case of a prospectus supplement, when that supplement is issued), each Trust or its designee shall timely provide the Company, free of charge, with as many copies of the current prospectus (describing only the Portfolios listed in Schedule A hereto) and any supplement thereto, for the Shares as the Company may reasonably request for distribution to existing Policy holders whose Policies are funded by such Shares. To the extent that the Portfolios are one or more of several Portfolios of the Trust, the Trust shall bear the cost of providing the Company only with disclosure related to the Portfolios. The Trust will provide the copies of said prospectus to the Company or to its mailing agent. The Company will distribute the prospectus to existing Policy owners and will bill the Trust for the reasonable cost of such distribution. Each Trust or its designee shall provide the Company, at the Company’s expense, with as many copies of the current prospectus for the Shares as the Company may reasonably request for distribution to prospective purchasers of Policies. In the event that the Company utilizes a summary prospectus for any Trust, the term or “prospectus” shall mean the summary prospectus for the relevant Trust and the term “statement of additional information” (“SAI”) shall mean the statutory prospectus, together with corresponding statement of additional information, for the relevant Trust.

If requested by the Company in lieu thereof, a Trust or its designee shall provide such documentation (including a “camera ready” copy of the new prospectus as set in type or, at the request of the Company, as a diskette or electronic file in the form sent to the financial printer) and other assistance as is reasonably necessary in order for the parties hereto once each year (or more frequently if the prospectus for the Shares is supplemented or amended) to have the prospectus for the Policies and the prospectus for the Shares printed together in one document; the expenses of such printing to be apportioned between (a) the Company and (b) the relevant Trust(s) or its designee in proportion to the number of pages of the Policy and Shares’ prospectuses, taking account of other relevant factors affecting the expense of printing, such as covers, columns, graphs and charts; such Trust or its designee to bear the cost of printing the Shares’ prospectus portion of such document for distribution to owners of existing Policies funded by the Shares and the Company to bear the expenses of printing the portion of such document relating to the Accounts; provided, however, that the Company shall bear all printing expenses of such combined documents where used for distribution to prospective purchasers or to owners of existing Policies not funded by the Shares. In the event that the Company requests that a Trust or its designee provides such Trust’s prospectus in a “camera ready” or electronic file format, such Trust shall be responsible for providing the prospectus in the format in which it or the Underwriter is accustomed to formatting prospectuses and shall bear the expense of providing the prospectus in such format (e.g., typesetting expenses), and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses.

3.2.         The prospectus for the Shares shall state that the SAI for the Shares is available from the relevant Trust or its designee. Each Trust or its designee, at its expense, shall print and provide such statement of additional information to the Company (or a master of such statement suitable for duplication by the Company) for distribution to any owner of a Policy funded by the Shares. Each Trust or its designee, at the Company’s expense, shall print and provide such statement to the Company (or a master of such statement suitable for duplication by the Company) for distribution to a prospective purchaser who requests such statement or to an owner of a Policy not funded by the Shares. The Trust will provide the copies of said SAI to the Company or to its mailing agent. The Company will distribute the SAI as requested or required and will bill the Trust for the reasonable cost of such distribution to any owner of a Policy funded by the Shares.

3.3.         Each Trust or its designee shall provide the Company free of charge copies, if and to the extent applicable to the Shares, of such Trust’s proxy materials, reports to Shareholders and other permissible communications to Shareholders in such quantity as the Company shall reasonably require for distribution to Policy holders. The Company will distribute this proxy material, reports, and other permissible communications to existing Policy holders and will bill the Trust for the reasonable costs of such distribution to any owner of a Policy funded by the Shares.

3.4.         Notwithstanding the provisions of Sections 3.1, 3.2, and 3.3 above, or of Article V below, the Company shall pay the expense of printing or providing documents to the extent such cost is considered a distribution expense. Distribution expenses would include by way of illustration, but are not limited to, the printing of the Shares’ prospectus or prospectuses for distribution to prospective purchasers or to owners of existing Policies not funded by such Shares.

3.5.         Each Trust hereby notifies the Company that it may be appropriate to include in the prospectus pursuant to which a Policy is offered disclosure regarding the potential risks of mixed and shared funding.

3.6.         If and to the extent required by the 1940 Act or other applicable law, the Company shall:

(a)           solicit voting instructions from Policy holders;

(b)           vote the Shares in accordance with instructions received from Policy holders; and

(c)           vote the Shares for which no instructions have been received in the same proportion as the Shares of such Portfolio for which instructions have been received from Policy holders;

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for variable contract owners. The Company will in no way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Shares held for such Policy holders. The Company reserves the right to vote shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts holding Shares calculates voting privileges in the manner required by the Mixed and Shared Funding Exemptive Order. Each Trust and MFD will notify the Company of any changes of interpretations or amendments to the Mixed and Shared Funding Exemptive Order.

ARTICLE IV. SALES MATERIAL AND INFORMATION

4.1.         The Company shall furnish, or shall cause to be furnished, to each Trust or its designee, each piece of sales literature or other promotional material in which such Trust, MFS, any other investment adviser to such Trust, or any affiliate of MFD is named, at least ten (10) Business Days prior to its use. No such material shall be used if such Trust, MFD, or their respective designees reasonably objects to such use within five (5) Business Days after receipt of such material.

4.2.         The Company shall not give any information or make any representation or statement on behalf of any Trust, MFS, or other investment adviser to any Trust, or any affiliate of MFD, or make any representation or statement concerning such Trust or any other such entity in connection with the sale of the Policies, other than the information or representations contained in: (i) the registration statement, prospectus or statement of additional information for the Shares, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time; (ii) published reports for the Trust which are in the public domain or proxy statements for such Trust; or (iii) sales literature or other promotional material provided or approved by such Trust, MFD or their respective designees, except, in any case, with the permission of such Trust, MFD or their respective designees. Each Trust and MFD agrees to respond, or to cause their respective designees to respond, to any request for approval on a prompt and timely basis. The Company acknowledges that certain materials provided by MFD and labeled as such are intended for use only by brokers or agents selling the Policies (i.e., information that is not intended for distribution to Policy holders or prospective Policy holders) and that neither the Trusts, MFD nor any of their affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker- only materials.

4.3.         Each Trust or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or the Accounts is named, at least ten (10) Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within five (5) Business Days after receipt of such material.

4.4.         The Trusts and MFD shall not give any information or make any representations on behalf of the Company or concerning the Company, the Accounts, or the Policies in connection with the sale of the Policies other than the information or representations contained in a registration statement, prospectus, or statement of additional information for the Policies, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in published reports for the Accounts or Contracts which are in the public domain or approved by the Company for distribution to Policy owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company. The Company agrees to respond, or cause its designee to respond, to any request for approval on a prompt and timely basis. The Trusts and MFD may not alter any material so provided by the Company or its designee (including, without limitation, presenting or delivering such material in a different medium, e.g., electronic or internet) without the prior written consent of the Company. The parties hereto agree that this Section 4.4. is neither intended to designate nor otherwise imply that MFD is an underwriter or distributor of the Policies.

4.5.         The Company and each Trust (or its designee in lieu of the Company or such Trust, as appropriate) will each provide to the other, upon request, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Policies, or to such Trust or its Shares, within a reasonable time after the filing of such document with the SEC or other regulatory authorities. The Company and a Trust shall also each promptly inform the other of the receipt of any “deficiency letter” as a result of any examination by the SEC (or other regulatory authorities) that relates to the Policies, such Trust or its Shares, and the party that was the subject of the examination shall provide the other party with a copy of relevant portions of any “deficiency letter” or other correspondence or written report regarding any such examination.

4.6.         No party shall use any other party’s names, logos, trademarks or service marks, whether registered or unregistered, without the prior written consent of such other party, or after written consent therefor has been revoked, provided that separate consent is not required under this Section 4.6 to the extent that consent to use a party’s name, logo, trademark or service mark in connection with a particular piece of advertising or sales literature has previously been given by a party under Sections 4.2 and 4.4 of this Agreement. Each Trust, MFS, and MFD hereby consent to the Company’s use of the names of each Trust, MFS, and MFD as well as the names of the Portfolios set forth on Schedule A of this Agreement, for required disclosure for the Company or the Policies. The Company shall not use in advertising, publicly or otherwise the name of the Trusts, MFD or any of their affiliates nor any trade name, trademark, trade device, servicemark, symbol or any abbreviation, contraction or simulation thereof of the Trusts, MFD, or their affiliates without the prior written consent of the relevant Trust or MFD in each instance. The Trusts and MFD shall not use in advertising, publicly or otherwise the name of the Company or any of its affiliates nor any trade name, trademark, trade device, servicemark, symbol or any abbreviation, contraction or simulation thereof of the Company or its affiliates without the prior written consent of the Company in each instance.

4.7.         Each Trust and MFD will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Portfolio, and of any material change in such Trust’s registration statement, particularly any change resulting in change to the registration statement or summary prospectus, statutory prospectus or statement of additional information for any Account. Each Trust and MFD will cooperate with the Company so as to enable the Company to solicit proxies from Policy holders or to make changes to its summary prospectus, statutory prospectus, statement of additional information or registration statement, in an orderly manner. Each Trust and MFD will make reasonable efforts to attempt to have changes affecting Policy prospectuses become effective simultaneously with the annual updates for such prospectuses.

4.8.         For purpose of this Article IV and Article VIII, the phrase “sales literature or other promotional material” includes but is not limited to advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, website, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), and sales literature (such as brochures, circulars, reprints or excerpts or any other advertisement, sales literature, or published articles), distributed or made generally available to customers or the public, educational or training materials or communications distributed or made generally available to some or all agents or employees.

ARTICLE V. FEES AND EXPENSES

5.1.         Each Trust shall pay no fee or other compensation to the Company under this Agreement, and the Company shall pay no fee or other compensation to either Trust, except that, to the extent a Trust or any Portfolio has adopted and implemented a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution and/or for Shareholder servicing expenses, then subject to obtaining any required exemptive orders or other regulatory approvals, such Trust may make payments to the Company or to the underwriter for the Policies in accordance with such plan. Each party, however, shall, in accordance with the allocation of expenses specified in Articles III and V hereof, reimburse other parties for expenses initially paid by one party but allocated to another party. In addition, nothing herein shall prevent the parties hereto from otherwise agreeing to perform, and arranging for appropriate compensation for, other services relating to such Trust and/or to the Accounts.

5.2.         Each Trust or its designee shall bear the expenses for the cost of registration and qualification of the Shares under all applicable federal and state laws, including preparation and filing of such Trust’s registration statement, and payment of filing fees and registration fees; preparation and filing of such Trust’s proxy materials and reports to Shareholders; setting in type and printing its prospectus and statement of additional information (to the extent provided by and as determined in accordance with Article III above); setting in type and printing the proxy materials and reports to Shareholders (to the extent provided by and as determined in accordance with Article III above); such preparation of all statements and notices required of such Trust by any federal or state law with respect to its Shares; all taxes on the issuance or transfer of the Shares; and the costs of distributing such Trust’s prospectuses and proxy materials to owners of Policies funded by the Shares and any expenses permitted to be paid or assumed by such Trust pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act. Such Trust shall not bear any expenses of marketing the Policies.

5.3.         The Company shall bear the expenses of distributing the Shares’ prospectus or prospectuses in connection with new sales of the Policies and of distributing a Trust’s Shareholder reports to Policy holders. The Company shall bear all expenses associated with the registration, qualification, and filing of the Policies under applicable federal securities and state insurance laws; the cost of preparing, printing and distributing the Policy prospectus and statement of additional information; and the cost of preparing, printing and distributing annual individual account statements for Policy holders as required by state insurance laws.

ARTICLE VI. DIVERSIFICATION AND RELATED LIMITATIONS

6.1.         Each Trust and MFS each represent and warrant that for each quarter each Portfolio of the Trust does and will at all times invest money from the Policies in such a manner as to ensure that each Trust will at all times comply with the diversification requirements of Section 817 (h) (1) of the Code and Treas. Reg. 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, as they may be amended from time to time (and any revenue rulings, revenue procedures, notices, and other published announcements of the Internal Revenue Service interpreting these sections), as if those requirements applied directly to each such Portfolio. The Trust or MFS will notify the Company to the extent and in the same manner that it notifies other Participating Insurance Companies if it has a reasonable basis for believing that the Trust or a Portfolio thereunder has ceased to comply with the diversification requirements or that the Trust or Portfolio might not comply with the diversification requirements in the future. In the event that any Portfolio is not so diversified at the end of any applicable quarter, such Trust and MFD will make every effort to: (a) adequately diversify the Portfolio so as to achieve compliance within the grace period afforded by Treas. Reg. 1.817.5, and (b) notify the Company. MFD will provide or make available copies of quarterly diversification testing results demonstrating compliance with the diversification requirements of Section 817 (h) (1) of the Code and Treas. Reg. 1.817-5.

6.2.         Each Trust and MFD represent that each Portfolio will elect to be qualified as a Regulated Investment Company under Subchapter M of the Code and that they will maintain such qualification (under Subchapter M or any successor or similar provision)The Trust or MFS will notify the Company to the extent and in the same manner that it notifies other Participating Insurance Companies upon having a reasonable basis for believing that any Portfolio has ceased to so qualify or that any might not so qualify in the future.

6.3.         Each Trust and MFS acknowledge that any failure (whether intentional or in good faith or otherwise) to comply with the requirements of Subchapter M of the Code or the diversification requirements of Section 817(h) of the Code may result in the Policies not being treated as variable contracts for federal income tax purposes, which would have adverse tax consequences for Policy owners and could also adversely affect the Company’s corporate tax liability.

6.4.         MFS agrees to make available to the Company a certificate of statement indicating compliance by each Portfolio of each Trust with Section 817(h) of the Code, such certificate or statement to be made available no later than thirty (30) days following the end of each calendar quarter.

ARTICLE VII. POTENTIAL MATERIAL CONFLICTS

7.1.         Each Trust agrees that its relevant Board, constituted with a majority of disinterested trustees, will monitor each Portfolio of such Trust for the existence of any material irreconcilable conflict between the interests of the variable annuity contract owners and the variable life insurance policy owners of the Company and/or affiliated companies (“contract owners”) investing in such Trust. The relevant Board shall have the sole authority to determine if a material irreconcilable conflict exists, and such determination shall be binding on the Company only if approved in the form of a resolution by a majority of the relevant Board, or a majority of the disinterested trustees of the relevant Board. A material irreconcilable conflict may arise for a variety of reasons, including, but not limited to: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by Participating Insurance Companies or by variable annuity and variable life insurance Contract owners; or (f) a decision by an insurer to disregard the voting instructions of Contract owners. A majority of the Trust Board will consist of persons who are not “interested” persons of the Trust. The relevant Board will give prompt notice of any such determination to the Company.

7.2.         The Company agrees that it will be responsible for assisting each relevant Trust Board in carrying out its responsibilities under the conditions set forth in the Trusts’ exemptive application pursuant to which the SEC has granted the Mixed and Shared Funding Exemptive Order by providing each Board, as it may reasonably request, with all information necessary for such Board to consider any issues raised and agrees that it will be responsible for promptly reporting any potential or existing conflicts of which it is aware to such Board including, but not limited to, an obligation by the Company to inform such Board whenever contract owner voting instructions are disregarded. The Company also agrees that, if a material irreconcilable conflict arises, it and other Participating Insurance Companies, will at their own cost remedy such conflict up to and including (a) withdrawing the assets allocable to some or all of the Accounts from the relevant Trust(s) or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of a Trust, or submitting to a vote of all affected contract owners whether to withdraw assets from a Trust or any Portfolio and reinvesting such assets in a different investment medium and, as appropriate, segregating the assets attributable to any appropriate group of contract owners (i.e., variable annuity contract owners or variable life contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to any of the affected contract owners the option of segregating the assets attributable to their contracts or policies, and (b) establishing a new registered management investment company and segregating the assets underlying the Policies, unless a majority of Policy owners materially adversely affected by the conflict have voted to decline the offer to establish a new registered management investment company.

7.3.         A majority of the disinterested trustees of the relevant Board shall determine whether any proposed action by the Company adequately remedies any material irreconcilable conflict. In the event that a Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, the Company will withdraw from investment in the relevant Trust each of the Accounts designated by the disinterested trustees and terminate this Agreement within six (6) months after the relevant Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required to remedy any such material irreconcilable conflict as determined by a majority of the disinterested trustees of the relevant Board. In no event, other than as specified in Section 7.2, shall the Trust be required to establish a new funding medium for the Contracts. The Company will not be required by Section 7.2 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners affected by the material irreconcilable conflict.

7.4.         If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Trusts and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.5, 3.6, 7.1, 7.2, 7.3 and 7.4 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII.  INDEMNIFICATION

8.1.	Indemnification by the Company

The Company agrees to indemnify and hold harmless each Trust, MFS, MFD, any affiliates of MFD, and each of their respective directors/trustees, officers, employees, or agents of the foregoing and each person, if any, who controls each Trust, MFS, or MFD within the meaning of Section 15 of the 1933 Act, and any agents or employees of the foregoing (each an “Indemnified Party,” or collectively, the “Indemnified Parties” for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including reasonable counsel fees) to which any Indemnified Party may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Shares or the Policies and:

(a)     arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Policies or contained in the Policies or sales literature or other promotional material for the Policies (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reasonable reliance upon and in conformity with information furnished to the Company or its designee by or on behalf of the relevant Trust, MFS, or MFD for use in the registration statement, prospectus or statement of additional information for the Policies or in the Policies or sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Policies or Shares; or

(b)     arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, statement of additional information or sales literature or other promotional material of relevant Trust not supplied by the Company or its designee, or persons under its control and on which the Company has reasonably relied) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Policies or Shares; or

(c)     arise out of any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, statement of additional information, or sales literature or other promotional literature of the relevant Trust, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, in light of the circumstances in which they were made, if such statement or omission was made in reliance upon information furnished to the relevant Trust, MFS, or MFD by or on behalf of the Company; or

(d)     arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company; or

(e)     arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement;

as limited by and in accordance with the provisions of Sections 8.5 and 8.6 of this Article VIII.

8.2.	Indemnification by MFD

MFD on its own behalf and on behalf of MFS agrees to indemnify and hold harmless the Company, its affiliates, and each of the directors, officers, employees or agents of the foregoing and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, and any agents or employees of the foregoing (each an “Indemnified Party,” or collectively, the “Indemnified Parties” for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of such Trust) or expenses (including reasonable counsel fees) to which any Indemnified Party may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Shares or the Policies and:

(a)     arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, statement of additional information, or sales literature or other promotional material of such Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, in light of the circumstances in which they were made; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reasonable reliance upon and in conformity with information furnished to such Trust, MFS, MFD, or their respective designees by or on behalf of the Company for use in the registration statement, prospectus or statement of additional information for such Trust or in sales literature or other promotional material for such Trust (or any amendment or supplement) or otherwise for use in connection with the sale of the Policies or Shares; or

(b)     arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, statement of additional information, or sales literature or other promotional material for the Policies not supplied by such Trust, MFS, MFD or any of their respective designees or persons under their respective control and on which any such entity has reasonably relied) or wrongful conduct of such Trust, MFS, or MFD, or persons under any of their control, with respect to the sale or distribution of the Policies or Shares; or

(c)     arise out of any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, statement of additional information, or sales literature or other promotional literature of the Accounts or relating to the Policies, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, in light of the circumstances in which they were made; if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of such Trust, MFS or MFD; or

(d)     arise out of or result from any material breach of any representation and/or warranty made by a Trust or MFD in this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the requirements of Subchapter M of the Code and the diversification requirements applicable to the Trusts specified in Article VI of this Agreement) or arise out of or result from any other material breach of this Agreement by such Trust or MFD; or

(e)     arise as a result of any failure by such Trust to provide the services and furnish the materials under the terms of the Agreement;

as limited by and in accordance with the provisions of Sections 8.5 and 8.6 of this Article VIII.

8.3.	Indemnification by the Trusts

Each Trust severally agrees to indemnify and hold harmless the Company and each of its directors, officers, employees or agents of the foregoing and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, and any agents or employees of the foregoing (each an “Indemnified Party,” or collectively, the “Indemnified Parties” for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of such Trust) or expenses (including reasonable counsel fees) to which any Indemnified

Party may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Shares or the Policies and:

(a)     arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, statement of additional information or sales literature or other promotional material of such Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, in light of the circumstances in which they were made; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reasonable reliance upon and in conformity with information furnished to such Trust, MFS, MFD or their respective designees by or on behalf of the Company for use in the registration statement, prospectus or statement of additional information for such Trust or in sales literature or other promotional material for such Trust (or any amendment or supplement) or otherwise for use in connection with the sale of the Policies or Shares; or

(b)     arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, statement of additional information or sales literature or other promotional material for the Policies not supplied by such Trust, MFS, MFD or any of their respective designees or persons under their respective control and on which any such entity has reasonably relied) or wrongful conduct of such Trust or persons under its control, with respect to the sale or distribution of the Policies or Shares; or

(c)     arise out of any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, statement of additional information, or sales literature or other promotional literature of the Accounts or relating to the Policies, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, in light of the circumstances in which they were made; if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of such Trust, MFS or MFD; or

(d)     arise out of or result from any material breach of any representation and/or warranty made by such Trust in this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the requirements of Subchapter M of the Code and the diversification requirements specified in Article VI of this Agreement) or arise out of or result from any other material breach of this Agreement by such Trust; or

(e)     arise out of or result from the materially incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate; or

(f)     arise as a result of any failure by such Trust to provide the services and furnish the materials under the terms of the Agreement;

as limited by and in accordance with the provisions of this Section 8.5 and 8.6 of this Article VIII.

8.4.    In no event shall any Trust be liable under the indemnification provisions contained in this Agreement to any individual or entity, including without limitation, the Company, or any Participating Insurance Company or any Policy holder, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from (i) a breach of any representation, warranty, and/or covenant made by the Company hereunder or by any Participating Insurance Company under an agreement containing substantially similar representations, warranties and covenants; (ii) the failure by the Company or any Participating Insurance Company to maintain its segregated asset account (which invests in any Portfolio) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom); or (iii) the failure by the Company or any Participating Insurance Company to maintain its variable annuity and/or variable life insurance contracts (with respect to which any Portfolio serves as an underlying funding vehicle) as life insurance, endowment or annuity contracts under applicable provisions of the Code.

8.5.         Neither the Company nor any Trust or MFD shall be liable under the indemnification provisions contained in this Agreement with respect to any losses, claims, damages, liabilities or expenses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, willful misconduct, or negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement.

8.6.         Promptly after receipt by an Indemnified Party under this Section 8.6 of notice of commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any Indemnified Party otherwise than under this section, except to the extent that the failure to notify results in the failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of failure to give such notice. In case any such action is brought against any Indemnified Party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such Indemnified Party. After notice from the indemnifying party of its intention to assume the defense of an action, the Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the indemnifying party shall not be liable to such Indemnified Party under this section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.

8.7.         Each of the parties agrees promptly to notify the other parties of the commencement of any litigation or proceeding against it or any of its respective officers, directors, trustees, employees, or agents or 1933 Act control persons in connection with the Agreement, the issuance or sale of the Policies, the operation of the Accounts, or the sale or acquisition of Shares.

8.7.         A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII shall survive any termination of this Agreement.

ARTICLE	IX. APPLICABLE LAW

9.1.         This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

9.2.         This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X. NOTICE OF FORMAL PROCEEDINGS

Each Trust and MFD agree that each such party shall promptly notify the other parties to this Agreement, in writing, of the institution of any formal proceedings brought against such party or its designees by FINRA, the SEC, or any insurance department or any other regulatory body regarding such party’s duties under this Agreement or related to the sale of the Policies, the operation of the Accounts, or the purchase of the Shares.

ARTICLE XI. CONTROLS AND PROCEDURES

11.1.   The Company has implemented controls and procedures that are reasonably designed to ensure compliance with applicable laws and regulations, as well as the terms of this Agreement. Without limiting the foregoing, these controls and procedures are reasonably designed to ensure, and MFD or a Trust may request certifications on an annual basis with respect to, each of the following:

(a) Orders for Shares received by the Company for each Portfolio comply with the Portfolio’s restrictions with respect to purchases, transfers, redemptions and exchanges as set forth in each Portfolio’s prospectus and statement of additional information;

(b) Orders for Shares received by the Company prior to the Portfolio’s pricing time set forth in its prospectus (e.g., the close of the New York Stock Exchange – normally 4:00 p.m. Eastern Time) are segregated from those received by the Company at or after such time, and are properly transmitted to the Portfolios (or their agents) for execution at the current day’s net asset value (“NAV”); and orders received by the Company at or after such time are properly transmitted to the Portfolios (or their agents) for execution at the next day’s NAV;

(c) Late trading in Shares by Policy holders is identified and prevented and market timing is appropriately addressed;

(d) Compliance with applicable state securities laws, including without limitation “blue sky” laws and related rules and regulations;

(e) Compliance with all applicable federal, state and foreign laws, rules and regulations regarding the detection and prevention of money laundering activity; and

(f) Effective business continuity and disaster recovery systems with respect to the services contemplated by the Agreement.

11.2   The Company shall ensure that any other party to whom the Company assigns or delegates any services hereunder is responsible for, and has controls and procedures that are reasonably designed to ensure, each of the items set forth in Section 11.1 above.

11. 3   Upon reasonable request, but in no event more frequently than annually, MFD shall provide to the Company the most recent MFS SOC 1 or similar controls report.

ARTICLE XII.  TERMINATION

12.1.     This Agreement shall terminate with respect to the Accounts, or one, some, or all Portfolios:

(a)     at the option of any party upon six (6) months’ advance written notice to the other parties or, if later, upon receipt of any required exemptive relief or orders from the SEC, unless otherwise agreed in a separate written agreement among the parties; or

(b)     at the option of the Company, upon written notice to the relevant Trust, or MFD, to the extent that the Shares of Portfolios are not reasonably available to meet the requirements of the Policies or are not “appropriate funding vehicles” for the Policies, as reasonably determined by the Company. Without limiting the generality of the foregoing, the Shares of a Portfolio would not be “appropriate funding vehicles” if, for example, such Shares did not meet the diversification or other requirements referred to in Article VI hereof; or if the Company would be permitted to disregard Policy holder voting instructions pursuant to Rule 6e-2 or Rule 6e-3(T) under the 1940 Act. Prompt notice of the election to terminate for such cause and an explanation of such cause shall be furnished to the relevant Trust(s) by the Company; or

(c)     at the option of a Trust or MFD upon written notice to the Company of the institution of formal proceedings against the Company by FINRA, the SEC, or any insurance department or any other regulatory body that would have a material adverse impact on the Company’s duties under this Agreement or related to the sale of the Policies, the operation of the Accounts, or the purchase of the Shares, provided that the Trust or MFD determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Company’s ability to perform its obligations under this Agreement; or

(d)     at the option of the Company upon written notice to the relevant Trust or MFD, upon institution of formal proceedings against a Trust by FINRA, the SEC, or any state securities or insurance department or any other regulatory body; provided that the Company determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse impact on such Trust’s or MFD’s duties under this Agreement or related to the sale of the Shares; or

(e)     at the option of the Company, a Trust or MFD upon receipt of any necessary regulatory approvals and/or the vote of the Policy holders having an interest in the Accounts (or any subaccounts) to substitute the shares of another investment company for the corresponding Portfolio Shares in accordance with the terms of the Policies for which those Portfolio Shares had been selected to serve as the underlying investment media. The Company will give sixty (60) days’ prior written notice to the relevant Trust(s) of the Date of any proposed vote or other action taken to replace the Shares; or

(f)     termination by either a Trust or MFD by written notice to the Company, if either one or both of such Trust or MFD shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Trust or MFD, such termination to be effective sixty (60) days’ after receipt by the other parties of written notice of the election to terminate; or

(g)     termination by the Company by written notice to a Trust and MFD, if the Company shall determine, in its sole judgment exercised in good faith, that such Trust or MFD has suffered a material adverse change in this business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Trust, MFS, or MFD and hence to the Company; or

(h)     at the option of any party to this Agreement, upon another party’s material breach of any provision of this Agreement; or

(i)     upon assignment of this Agreement, unless made with the written consent of the parties hereto.

(j)     at the option of the Company, upon written notice to the Trust, or MFD, with respect to any Portfolio if a Trust fails to meet the diversification requirements specified in Article VI (other than any failure caused by the Company’s actions or omissions), qualify as a Regulated Investment Company under Subchapter M of the Code, or under any successor or similar provision, or the Company has a reasonable expectation that such Trust will fail to meet these diversification requirements in the future.

12.2.     The notice shall specify the Portfolio or Portfolios, Policies and, if applicable, the Accounts as to which the Agreement is to be terminated.

12.3.     It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 12.1(a) may be exercised for cause or for no cause.

12.4.     The Company agrees to use reasonable efforts to notify MFD at least ten (10) days in advance of any significant redemption that is not the result of Policy holder-initiated transactions.

12.5.     Notwithstanding any termination of this Agreement, each Trust and MFD shall, at the option of the Company, continue to make available additional shares of the Portfolios pursuant to the terms and conditions of this Agreement, for all Policies in effect on the effective date of termination of this Agreement (the “Existing Policies”), except as otherwise provided under Article VII of this Agreement. Specifically, without limitation, the owners of the Existing Policies shall be permitted to transfer or reallocate investment under the Policies, redeem investments in any Portfolio and/or invest in each Trust upon the making of additional purchase payments under the Existing Policies.

12.6.     Notwithstanding any termination of this Agreement, each party’s obligations under Article VIII to indemnify other parties will survive and will not be affected by any termination of this Agreement. In addition, with respect to Existing Policies, all provisions of this Agreement also will survive and not be affected by any termination of this Agreement.

ARTICLE XIII.  NOTICES

Any notice shall be sufficiently given when sent by registered or certified mail, overnight courier, email or facsimile to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to Trust I:

MFS Variable Insurance Trust

111 Huntington Avenue

Boston, Massachusetts 02199

email: DLGDSDealerSpt@MFS.com

Facsimile No.: (617) 954-5182

Attn: Ethan D. Corey, Assistant Secretary

If to Trust II:

MFS Variable Insurance Trust II

111 Huntington Avenue

Boston, Massachusetts 02199

email: DLGDSDealerSpt@MFS.com

Facsimile No.: (617) 954-5182

Attn: Ethan D. Corey, Assistant Secretary

If to Trust III:

MFS Variable Insurance Trust III

111 Huntington Avenue

Boston, Massachusetts 02199

email: DLGDSDealerSpt@MFS.com

Facsimile No.: (617) 954-5182

Attn: Ethan D. Corey, Assistant Secretary

If to the Company:

Thrivent Financial for Lutherans

Mailstop 1330

625 Fourth Ave South

Minneapolis, MN 55415-1665

Attn: Joe Barnes

If to MFD:

MFS Fund Distributors, Inc.

111 Huntington Avenue

Boston, Massachusetts 02199

email: DLGDSDealerSpt@MFS.com

Attn: General Counsel

ARTICLE XIV.  MISCELLANEOUS

14.1.     Subject to the requirement of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Policies and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement or as otherwise required by applicable law or regulation, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as it may come into the public domain.

14.2.     The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

14.3.     This Agreement may be executed simultaneously in one or more counterparts, each of which taken together shall constitute one and the same instrument.

14.4.     If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

14.5.     The Schedule(s) attached hereto, as modified from time to time, is incorporated herein by reference and is part of this Agreement.

14.6.     Each party hereto shall cooperate with each other party in connection with inquiries by governmental authorities having appropriate subject matter jurisdiction (including without limitation the SEC, FINRA, and state insurance regulators) relating to this Agreement or the transactions contemplated hereby.

14.7.     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

14.8.     The parties acknowledge that the identities of the other party’s customers, as well as information maintained by such other party regarding those customers, and all computer programs and procedures, business strategies, plans, etc. developed by such other party in connection with this Agreement constitute the valuable property of such other party (“Proprietary Information”). Each party agrees that should it come into possession of any of the other’s Proprietary Information pursuant to this Agreement, the party who acquired the Proprietary Information will hold such Proprietary Information in confidence, take all reasonable steps to protect such Proprietary Information and prevent the unauthorized use, disclosure, distribution or duplication of such Proprietary Information, except (i) with the other party’s written consent, or (ii) as required by law or by a court or governmental agency. Each party acknowledges that a party’s breach of this section would result in immediate and irreparable harm to the other party for which there would be no adequate remedy at law, and agrees that in the event of such a breach such other party will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

14.9.     This Agreement will not be assigned by any party hereto, except to an affiliate with the necessary licenses and registrations, without the prior written consent of all the parties hereto.

14.10.     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal law.

14.11.     Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

14.12.     The parties hereto have entered into or shall enter in to an Shareholder Information Agreement as required by Rule 22c-2 under 1940 Act in connection with the Policies. This Agreement shall control with regard to the terms of the business relationship described in this Agreement. To the extent that the terms of the Shareholder Information Agreement conflict with the terms of this Agreement, the terms of the Shareholder Information Agreement shall control to the extent required by Rule 22c-2.

14.13     A copy of Trust I and Trust II’s Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts. The Company acknowledges that the obligations of or arising out of this instrument are not binding upon any of each Trust’s trustees, officers, employees, agents or Shareholders individually, but are binding solely upon the assets and property of the relevant Trust in accordance with its proportionate interest hereunder. The Company further acknowledges that the assets and liabilities of each Portfolio are separate and distinct and that the obligations of or arising out of this instrument are binding solely upon the assets or property of the Portfolio on whose behalf the relevant Trust has executed this instrument. The Company also agrees that the obligations of each Portfolio hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and the Company agrees not to proceed against any Portfolio for the obligations of another Portfolio.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.

THRIVENT FINANCIAL FOR LUTHERANS By its authorized officer	MFS VARIABLE INSURANCE TRUST, on behalf of the Portfolios By its authorized officer and not individually,

By:

Teresa J. Rasmussen President	Ethan D. Corey Assistant Secretary / Assistant Clerk

MFS FUND DISTRIBUTORS, INC. By its authorized officer,	MFS VARIABLE INSURANCE TRUST II, on behalf of the Portfolios By its authorized officer and not individually,

By:

James A. Jessee	By:

President	Ethan D. Corey
Assistant Secretary / Assistant Clerk

MFS VARIABLE INSURANCE TRUST III, on behalf of the Portfolios By its authorized officer and not individually,

By:

Ethan D. Corey Assistant Secretary / Assistant Clerk

As of June 6,2017

SCHEDULE A

ACCOUNTS, POLICIES, AND PORTFOLIOS

SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate Account and Date Established by Board of Directors	Policies Funded by Separate Account	Share Class	Trust	Portfolios Applicable to Policies
Thrivent Variable Annuity Account I, established 10/31/2002	Thrivent AdvisorFlex Variable Annuity Contract #ICC16 W-WR-FPVA	Initial		(1)

(1)	Portfolios Applicable to Policies:

VIT I

MFS Global Equity Series

MFS Growth Series

MFS Investors Trust Series

MFS Mid Cap Growth Series

MFS New Discovery Series

MFS Research Series

MFS Total Return Bond Series

MFS Total Return Series

MFS Utilities Series

MFS Value Series

VIT II

MFS Blended Research Core Equity Portfolio

MFS Core Equity Portfolio

MFS Corporate Bond Portfolio

MFS Emerging Markets Equity Portfolio

MFS Global Governments Portfolio

MFS Global Growth Portfolio

MFS Global Research Portfolio

MFS Global Tactical Allocation Portfolio

MFS Government Securities Portfolio

MFS High Yield Portfolio

MFS International Growth Portfolio

MFS International Value Portfolio

MFS Massachusetts Investors Growth Stock Portfolio

MFS Money Market Portfolio

MFS Research International Portfolio

MFS Strategic Income Portfolio

MFS Technology Portfolio

VIT III MFS Blended Research Small Cap Equity Portfolio MFS Conservative Allocation Portfolio MFS Global Real Estate Portfolio MFS Growth Allocation Portfolio	MFS Inflation-Adjusted Bond Portfolio MFS Limited Maturity Portfolio MFS Mid Cap Value Portfolio MFS Moderate Allocation Portfolio MFS New Discovery Value Portfolio

And any other Portfolios or series of shares of the Trusts that are available and open to new investors on or after the effective date of this Agreement.